Exhibit 10.3

MORTGAGE AND ASSIGNMENT OF LEASES

BE IT KNOWN, that on the 7th day of March, 2007,

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the County/Parish of                         , State of Louisiana, and in the presence of the undersigned competent witnesses:

PERSONALLY CAME AND APPEARED:

Omega Protein, Inc. f/k/a Zapata Protein (USA), Inc., a Virginia Corporation (hereinafter sometimes referred to as “Mortgagor”) appearing herein by and through its authorized officer, duly authorized to act herein by resolutions by its Board of Directors, a certified copy of which is attached hereto and made a part hereof, marked as Exhibit “A”, who declared unto me, Notary, that Mortgagor is justly and truly indebted unto the United States of America, acting by and through the Secretary of Commerce, National Oceanic and Atmospheric Administration, National Marine Fisheries Service, Financial Services Division (“Mortgagee”) in the principal sum of SIX MILLION THREE HUNDRED FORTY NINE THOUSAND AND 00/100 ($6,349,000.00) DOLLARS. To evidence such indebtedness, Mortgagor has executed, under the date of these presents, one certain promissory note (the “Note”) for the said sum of SIX MILLION THREE HUNDRED FORTY NINE THOUSAND AND 00/100 ($6,349,000.00) DOLLARS made payable to Mortgagee, due on March 6, 2022, and bearing interest at the rate of six and 615/100 (6.615%) percent per annum from the date thereof until paid (the “Note”).

Now, in order to secure i) the payment of the indebtedness evidenced by the Note, together with all interest, attorneys’ fees and costs, and ii) the full and punctual payment and performance of any and all amounts, liabilities and obligations owing from time to time by the Mortgagor to the Mortgagee, or any successor or transferee thereof, whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising (the “Indebtedness”) the Mortgagor does, by these presents, specifically mortgage, affect and hypothecate unto and in favor of the Mortgagee and any future holder of the Note, the following property (the “Mortgaged Properties”):

1.

The property described in Exhibit “B” attached hereto (the “Land”).

II.

All of the buildings, structures, improvements and other constructions, of every kind and nature now or hereafter situated upon, affixed to or attached to the Land, together with all component parts thereof.

SUBJECT, however, to the condition that the Mortgagee shall not be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Mortgaged Properties.

Should a limited fisheries access system be initiated at some future date under which Mortgagor is granted a transferable fishery conservation and a management allocation (including, but not limited, to, allocations, permits, quotas, licenses, cage tags, or any other fisheries access restriction or right [however characterized] of whatsoever nature) affecting, necessary for, or in any other way (however characterized) associated with any of the Mortgaged Properties included in or subject to this Mortgage, Mortgagor agrees that it shall grant to Secured Party (Secretary of Commerce) a full senior security interest in such allocation by whatsoever means deemed by the Secured Party (in its sole discretion) to be appropriate (including, but not limited to, the Mortgagor’s execution of security agreements and the filing of financing statements under the U.C.C.) Further, if the Mortgagor fails to do so, the Mortgagor agrees that the Secured Party may (in its sole discretion) use, for the purpose of executing, delivering, and otherwise perfecting whatever documents may be required to perfect the grant to Secured Party of such a full security interest in such fisheries conservation and management allocation, the attorney-in-fact authority conferred upon the Secured Party by the Security Agreement.

As additional security for the payment of the Indebtedness up to the aggregate amount of SIX MILLION THREE HUNDRED FORTY NINE THOUSAND AND 00/100 ($6,349,000.00) DOLLARS ($6,349,000.00) DOLLARS at any one time outstanding, Mortgagor hereby (a) pledges and assigns unto Mortgagee all of the Mortgagor’s right, title and interest in and to all leases (“Leases”) presently or hereafter granted and bearing against the Mortgaged Property, or any part thereof, and (b) pledges, pawns and assigns unto Mortgagee all of the rentals, income, profits or other sums (“Rents”) due or becoming due under the leases; provided, however, Mortgagor is hereby granted a license to exercise all of the Mortgagor’s rights under the Leases and to collect the Rentals so long as no Event or Default hereunder shall have occurred or be continuing. If at any time an Event of Default hereunder shall occur or continue, Mortgagee may, at Mortgagee’s option, give written notice to all lessees under the leases of such default by Mortgagor, thereby terminating the license hereby granted to Mortgagor, and Mortgagee may enter upon and take possession of the leased premises, and perform all acts necessary for the operation and the maintenance of the said premises in the same manner and to the same extent that the Mortgagor might reasonably so act, such entry or taking possession to be made by actual entry or possession or by written notice served personally upon or sent by certified mail to Mortgagor, and no further authorization shall be required. In furtherance thereof and not by way of limitation, Mortgagee is specifically empowered to demand, sue for, collect or receive all of the Rents which shall be paid by the lessees under the Leases; and to exercise all of the rights and privileges of Mortgagor under the Leases, including, but not limited to, the right to fix or modify the amount of Rents. Mortgagor irrevocably consents that all lessees under the Leases, upon demand and notice from Mortgagee and Mortgagor’s default hereunder, shall be authorized to pay the Rents under the Leases directly to Mortgagee without liability of said lessees for the determination of the actual existence of any default by Mortgagor claimed by mortgagee, said lessees being hereby expressly relieved of any and all duty, liability, and obligation to Mortgagor in connection with any and all Rents so paid. Mortgagee shall apply the net amount of the Rents collected after payment of all proper costs and charges, as a credit against the indebtedness secured hereby. Mortgagor agrees to indemnify and hold Mortgagee harmless from any and all liability, loss or damage which Mortgagee may incur under the leases by reason of this pledge and assignment, and nothing herein contained shall be construed to bind Mortgagee to the performance of any of the terms and provisions contained in the Leases, or otherwise to impose any obligation on Mortgagee. The pledge and assignment granted herein is made pursuant to the provisions of La.R.S. 9:4401.

It shall be an Event of Default hereunder if Mortgagor fails or refuses to pay any amounts due and owing under the Note or if any Event of Default (as defined in any Loan Documents or other documents related to the Indebtedness) occurs.

And Mortgagor acknowledges the obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon, if said obligations are not paid at maturity, in favor of Mortgagee and does by these presents consent, agree and stipulate that in the event the Note or any interest thereon not being punctually paid the Note, at the option of Mortgagee, shall ipso facto mature and become due and payable, anything therein contained to the contrary notwithstanding, and it shall be lawful for, and the Mortgagor does hereby authorize, Mortgagee without making a demand or putting Mortgagor in default, a putting in default being expressly waived, to cause all and singular the Mortgaged Properties to be seized and sold after due process of law, Mortgagor waiving the benefit of any and all laws or parts of laws relative to the appraisement of the property seized and sold under executory process or other legal process, and consenting that the Mortgaged Properties be sold without appraisement, either in its entirety or in lots or parcels, as Mortgagee may determine, to the highest bidder for cash or on such terms as the plaintiff in such proceedings may direct with Mortgagor being responsible for all deficiencies and confesses judgment herein.

Mortgagor expressly authorizes and agrees that Mortgagee shall have the right to appoint a keeper of the Mortgaged Property pursuant to the terms and provisions of La.R.S. 9:5136.

Mortgagor hereby waives (a) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws concerning the same; (b) the demand and three (3) days notice of demand as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedures; (c) the notice of seizure provided for in Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and (d) the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; Mortgagor expressly agrees to the immediate seizure of the Mortgaged Property in the event the suit hereon; and Mortgage shall be entitled to all of the rights and remedies provided for in R.S. 9:5352 et seq.; Mortgagor expressly agrees to and confesses judgment to any deficiency and expressly waives the requirements, benefits and delays contained in Articles 2771 and 2772 of the Louisiana Code of Civil Procedure and all other laws concerning same.

The parties hereto waive the production of Mortgage, Conveyance, and Tax Certificates and relieve and release me, Notary, from all responsibility and liability in connection therewith.

THUS DONE AND PASSED in multiple originals on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said Appearers, and me, Notary, after reading of the whole.

WITNESSES:	OMEGA PROTEIN, INC.

/s/ John D. Held	BY:	/s/ Robert W. Stockton
Printed Name:	Name: TITLE:	Robert W. Stockton Vice President

/s/ Kelley O’Brien
Printed Name:

EXHIBIT “B”

Mortgage and Assignment of Leases

16.453 Acre Tract

That certain tract or parcel of ground lying and being situated in the 7th Ward of Vermillion Parish, Louisiana, in Section 86, Township 14 South, Range 3 East, and described as beginning at a point where the north line of the property of Andre Cessac and Lillie Mae Richard meets the west edge of Vermillion River; thence running north 70º30’W, a distance of 996.2 feet, thence running south 19º30’W, a distance of 821.6 feet; thence running south 70º27’E a distance of 750 feet to the Vermillion River; thence running in a general northerly direction along the meander line of said Vermillion River to the point of beginning, said property being more fully shown on the plat of D.P. O’Brien, Registered Surveyor, said plat attached to the Cash Deed recorded in COB 550, Page 80, Instrument No. 174482, Vermillion Parish, Louisiana, said property being shown on said plat as “Proposed Plant Site,” acquired by Seacoast Products, Inc. (now Omega Protein, Inc.), pursuant to Cash Deed, dated December 14, 1964, from Andre Cessac and Lillie Mae Richard, recorded COB 550, Page 80, Instrument No. 174482, Vermillion Parish, Louisiana.

2.711 Acre Tract

A portion of the island situated in the Vermillion River in the central portion of Section 86, Township 14 South, Range 3 East, at an approximate point where the southwest corner of Section 79 and the northwest corner of Section 85 touch the east line of Section 86, all in Township 14 South, Range 3 East, which said property is shown on a plat of Noy O. Lewis, Registered Surveyor, dated May 7, 1966, and designated as Seacoast Product Company 2.711 acres, which plat is attached to the Cash Deed recorded at COB 589, Page 168, Instrument No. 182096, Vermillion Parish, Louisiana, acquired by Seacoast Products, Inc. pursuant to Cash Deed dated May 16, 1966, from Andre Cessac and Lillie Mae Richard, recorded COB 589, Page 168, Instrument No. 182096, Vermillion Parish, Louisiana.

13.449 Acre Tract

That certain tract or parcel of ground lying and being situated in irregular Section 86, Township 14 South, Range 3 East, 7th Ward of Vermillion Parish, Louisiana, designated as Tract 1 of the plat of survey prepared by Joseph E. Schexnaider, Registered Surveyor, dated August 20, 1996, which is attached to the Credit Deed recorded at Conveyance Instrument No. 9614608, Vermillion Parish, Louisiana, which property is bounded, now or formerly, on the north by Andrew Road, on the east by Ivy Richard Tract 2, 9.279 acres, on the south by Winnie Kibbe or assigns, and on the west by Ivy Richard, acquired by Zapata Protein USA, Inc., pursuant to Credit Deed, dated December 9, 1996, from Ivy J. Richard, Dola Domingues Richard and Lillie Mae Richard, recorded Conveyance Instrument No. 9614608, Vermillion Parish, Louisiana.

9.279 Acre Tract

The Leasehold interest established pursuant to that certain Lease Agreement and Option to Purchase, dated July 27, 2006, by Ivy Richard and Dola Richard, as Lessors, to Omega Protein, Inc., as Lessee, recorded at Conveyance Instrument No. 20610797, Vermillion Parish, Louisiana (the “9.279 Acre Lease”), affecting the following described property:

That certain tract or parcel of land situated in irregular Section 86, Township 14 South, Range 3 East, 7th Ward of Vermillion Parish, State of Louisiana, being more particularly described as follows:

Commencing at a point formed by the intersection of the center line of Louisiana State Highway 333 and the northern right of way line of Andrew Road; thence proceeding south 70º36’54”E along the northern right of way line of Andrew Road, a distance of 2101.10 feet to a point; thence proceeding south 70º19’10”E along the northern right of way line of Andrew Road, a distance of 1455.79 feet to a point; thence proceeding south 19º30’00”W a distance of 62.64 feet to a point on the southern right of way line of Andrew Road, being the point of the beginning; thence continuing south 19º30’00”W a distance of 759.36 feet to a point; thence proceeding north 54º49’00”W a distance of 60.81 feet to a point; thence proceeding north 52º28’45”W a distance of 129 feet to a point; thence proceeding north 43º37’12”W a distance of 540.10 feet to a point; thence proceeding north 23º59’28”E a distance of 460.09 feet to a point on the southern right of way line of Andrew Road; thence proceeding north 70º30’46”E along the southern right of way line of Andrew Road, a distance of 626.94 feet to the point of beginning; being bounded on the north by Andrew Road, and on the south, east and west by Omega Protein Corporation, all as per plat by Joseph E. Schexnaider, Registered Professional Land Surveyor, dated August 20, 1996.

6.83 Acre Tract

The Leasehold established pursuant to that certain Commercial Lease by Purvis Theall and Ethlyn Cessac to Seacoast Products, Inc., dated November 10, 1970, recorded in Conveyance Book 694, Page 392, Instrument No. 203106, as amended by Amendment to Commercial Lease, dated August 3, 1972, recorded COB 735, Page 198, Vermillion Parish, Louisiana (the “6.83 Acre Lease”), affecting the following described property:

A tract of land situated in Section 86, Township 14 South, Range 3 East, in the 7th Ward of Vermillion Parish, Louisiana, and described as beginning at the northeast corner of the property purchased by Seacoast Products, Inc. from Andre Cessac, by Deed recorded in Volume 550, at Page 80, under Entry No. 174482 of the Conveyance records of Vermillion Parish, Louisiana; thence running north 13º59’E along the west side of the Vermillion River, a distance of 237.1 feet; thence running north 6º53’W along the west side of the Vermillion River, a distance of 145.7 feet; thence running north 70º6’W a distance of 826.0 feet; thence running south 3º20’W a distance of 369.7 feet to the north side of the property of Seacoast Products, Inc.; thence running south 70º6’E a distance of 488.9 feet along the north side of the property of Seacoast Products, Inc.; thence running south 68º07’E a distance of 322.3 feet along the north side of the property of Seacoast Products, Inc. to the point of beginning; said property being shown on the Plat of Survey by Noy O. Lewis, Registered Surveyor, dated October 10, 1970, attached to the 6.83 Acre Lease.

1.774 Acre Tract

The Leasehold established pursuant to that certain Commercial Lease by Purvis Theall and Ethlyn Cessac, as Lessor, and Seacoast Products, Inc., as Lessee, dated August 1, 1972, recorded at COB 734, Page 631, Entry No. 211334, Vermillion Parish, Louisiana (the “1.774 Acre Lease”), affecting the following described property:

A tract of land situated in Section 86, Township 14 South, Range 3 East in the 7th Ward of Vermillion Parish, Louisiana, and described as beginning at the northwest corner of the property leased by Seacoast Products, Inc. from Purvis Theall and Ethlyn Cessac by Lease recorded in Volume 694, at Page 392, under Entry No. 203106, of the Conveyance records of Vermillion Parish, Louisiana; thence running south 69º06’E along the north side of the property leased by Seacoast Products, Inc. by the Lease above set forth, a distance of 827.2 feet to the Vermillion River; thence running north 4º24’W a distance of 103 feet; thence running north 36º25’W a distance of 142.6 feet; thence running north 23º13’W a distance of 10.4 feet; thence running north 84º15’W a distance of 679.54 feet to the point of beginning, said property being shown on the Plat of Survey of Joseph E. Schexnaider, Registered Surveyor, dated July 23, 1972, a copy of which is attached to the 1.774 Acre Lease, as Tract E-1.